UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               March 6, 2012

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (414) 319-8500

 (Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, the board of directors of Joy Global Inc. (the “Company”) elected John T. Gremp as a director to serve until the 2012 annual meeting of shareholders.  On March 6, 2012, following his election as director by shareholders to a term ending at the 2013 annual meeting, as reported below, Mr. Gremp was appointed to the Human Resources and Nominating Committee of the board of directors.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on March 6, 2012.  At the annual meeting, shareholders voted on five proposals.

Proposal #1

Each of our directors standing for election was re-elected to a term ending at the 2013 annual meeting.  Election to the board of directors required each nominee to receive a plurality of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the annual meeting.  The votes cast are listed below:

	For	Withheld	Broker Non-Votes
Steven L. Gerard	75,612,491	5,537,023	10,411,579
John T. Gremp	80,965,766	183,748	10,411,579
John Nils Hanson	77,633,274	3,516,240	10,411,579
Gale E. Klappa	77,204,313	3,945,201	10,411,579
Richard B. Loynd	77,521,674	3,627,840	10,411,579
P. Eric Siegert	78,006,206	3,143,308	10,411,579
Michael W. Sutherlin	78,047,241	3,102,273	10,411,579
James H. Tate	77,570,498	3,579,016	10,411,579

Proposal #2

Shareholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending October 26, 2012.  Ratification of the appointment required the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voted at the annual meeting.  The appointment was ratified and the votes cast are listed below:

For	Against	Abstained
89,072,735	2,395,815	92,543

Proposal #3

Pursuant to Section 14A of the Securities Exchange Act of 1934, shareholders were asked to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed in our annual meeting proxy statement.  Approval of such compensation required the affirmative vote of shareholders present in person or represented by proxy and voted at the meeting.  Shareholders approved the compensation of our named executive officers and the votes cast are listed below:

For	Against	Abstained	Broker Non-Votes
78,493,588	2,392,151	263,775	10,411,579

Proposal #4

Shareholders were asked to approve the amendment and restatement of our Amended and Restated Certificate of Incorporation to remove a supermajority voting requirement and to make selected procedural updates and conforming changes.  Approval of the amendment and restatement required the affirmative vote of two-thirds of the shares outstanding and entitled to vote at the annual meeting.  Shareholders approved the amendment and restatement of our Amended and Restated Certificate of Incorporation and the votes cast are listed below:

For	Against	Abstained	Broker Non-Votes
80,923,581	78,786	147,147	10,411,579

Proposal #5

Shareholders were asked to reapprove the performance goals under the Joy Global Inc. 2007 Stock Incentive Plan (the “2007 Plan”) so that certain performance awards granted thereunder may continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.  Reapproval of the performance goals required the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voted at the annual meeting.  Shareholders reapproved the performance goals under the 2007 Plan and the votes cast are listed below:

For	Against	Abstained	Broker Non-Votes
79,237,770	1,745,390	166,354	10,411,579

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Joy Global Inc., dated as of March 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: March 6, 2012	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)